Exhibit 99.2

October 17, 2011 Conference Call
Recent Growth Projects
Stanley C. Horton, President & Chief Executive Officer
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2
Important Information
Forward-looking statements disclosure
Statements made at this conference or in the materials distributed in conjunction with this conference that contain "forward-looking statements" include, but are not limited to, statements using the words “believe”, “expect”, “plan”, “intend”, “anticipate”, “estimate”,
“project”, “should” and similar expressions, as well as other statements concerning our future plans, objectives, and expected performance, including statements with respect to the completion, cost, timing and financial performance of growth projects. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected.
Forward-looking statements speak only as of the date they are made, and the company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein or made at this conference to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.
For information about important Risk Factors that could cause our actual results to differ from those expressed in the forward-looking statements contained in this presentation or discussed at this conference please see “Available Information and Risk Factors,” below.
Given the Risk Factors referred to below, investors and analysts should not place undue reliance on forward-looking statements.
Available Information and Risk Factors
We file annual, quarterly and current reports and other information with the Securities and Exchange Commission, or “SEC”. Our SEC
filings are available to the public over the internet at our website, www.bwpmlp.com, and at the SEC’s website www.sec.gov.
Our filings with the SEC contain important information which anyone considering the purchase of our limited partnership units should read.
Our business faces many risks. We have described in our SEC filings some of the more material risks we face. There may be additional risks that we do not yet know or that we do not currently perceive to be material that may also impact our business. Each of the risks and uncertainties described in our SEC filings could lead to events or circumstances that may have a material adverse effect on our business, financial condition, results of operations or cash flows, including our ability to make distributions to our unitholders.
Our limited partnership units are listed on the New York Stock Exchange under the trading symbol “BWP”.

Boardwalk’s Growth Strategy
▪ Pipelines and Storage will remain our Core Business
 ▪ Attach to new supply sources
 ▪ Expand existing and add new market outlets
 ▪ Continue to enhance optionality for our customers
▪ Offer greater array of services to our producer
 customers - Boardwalk Field Services
 ▪ Gathering and processing services
 ▪ Open to opportunities that do not significantly increase
 Boardwalk’s overall risk profile
▪ Receptive to opportunities outside the traditional
 natural gas sector

Carthage Compressor Station - Carthage, Texas

BWP and BPHC to form Joint Venture
▪ Joint venture to acquire Petal and Hattiesburg
 for $550 million
 ▪ $200 million 5-year bank debt
 ▪ $70 million equity BWP (20% interest)
 ▪ $280 million equity BPHC (80% interest) a wholly-
 owned subsidiary of Loews Corporation
▪ Boardwalk subsidiary will operate these assets
 on behalf of the joint venture
▪ Expected to close in the fourth quarter of 2011
 subject to customary closing conditions

Petal Facility

Granite Wash
Cana
Caney Woodford Shale
Fayetteville Shale
Barnett Shale
Bossier Sands
Haynesville Shale
Tuscaloosa Marine Shale
Eagleford Shale

Joint Venture and BWP Footprint

Petal and Hattiesburg:
▪ High deliverability salt dome gas storage with long-term fixed-fee contracts
▪ Seven operating caverns with approximately 19 Bcf of working gas capacity
▪ Interconnects with several major natural gas pipelines, including Gulf South
▪ Approximately 105 miles of pipeline and 69,000 horsepower of compression
▪ Delivery capacity of 1,500 MMcf/d and an injection capacity of 650 MMcf/d
▪ Undeveloped land may provide for up to six additional salt caverns
Texas Gas Transmission
Gulf South Pipeline
Gulf Crossing Pipeline
Existing Boardwalk Storage
Petal & Hattiesburg Pipelines
Petal & Hattiesburg Storage Fields
Boardwalk Assets
Joint Venture Assets

oint Venture and BWP Footprint Petal and Hattiesburg: § High deliverability salt dome gas storage with long-term fixed-fee contracts § Seven operating caverns with approximately 19 Bcf of working gas capacity § Interconnects with several major natural gas pipelines, including Gulf South § Approximately 100 miles of pipeline and 69,000 horsepower of compression § Delivery capacity of 1,500 MMcf/d and an injection capacity of 650 MMcf/d § Undeveloped land may provide for up to 6 additional salt caverns Boardwalk Assets Texas Gas Transmission Gulf South Pipeline Gulf Crossing Pipeline Existing Boardwalk Storage Petal & Hattiesburg Pipelines Petal & Hattiesburg Storage Fields Joint Venture Assets

Petal and Hattiesburg Asset Strength
▪ Fixed-fee long-term agreements
 ▪ Operating caverns are fully subscribed with a weighted-average remaining contract life of approximately seven years
▪ Customer base primarily utilities
 ▪ Approximately 80% electric or gas utilities
 ▪ Weighted average credit rating of “A”
▪ Opportunities for synergies
 ▪ Already connected to BWP’s Gulf South Pipeline
 ▪ Plans to connect to Gulf South’s Southeast expansion
▪ Opportunities to grow
 ▪ Potential for up to six additional salt caverns; three have been certificated by FERC
 ▪ One cavern is expected to go into service in 2013
▪  Salt caverns are ideal for serving growing power generation load
▪ Very desirable location

WA
MT
ND
MN
OR
ID
SD
WY
WI
MI
NY
ME
VT
NH
MA
CT
RI
IA
NE
UT
CO
NV
CA
AZ
IL
IN
OH
PA
NJ
MD
DE
DC
MO
KY
WV
VA
KS
TN
NC
OK
AR
SC
NM
MS
AL
GA
LA
TX
FL
West Region

Type	Sites
▲ = Salt Cavern	37
● = Aquifer	43
▼ = Depleted Reservoir	329

Facilities are in a Desirable Location

Source: EIA, December 2010
Southeast
Region
Petal & Hattiesburg
Storage Fields
East
West
Producing
Minimal Storage
Facilities Located
in Southeast
Region

Western
+0%
9
9
2010
2020
Central
+20%
5
6
2010
2020
Midwest
+18%
11
13
2010
2020
Northeast
+27%
11
14
2010
2020
Southwest
+18%
17
20
2010
2020
Southeast
+50%
10
15
2010
2020

Regional Natural Gas Demand

All demand is Bcf/d.
% represents 2010 - 2020 growth
Source: INGAA Foundation/ICF Study - North American Infrastructure Through 2035
By 2020, Southeast natural gas demand is estimated to increase by approximately 5 Bcf/d, mostly due to growth in power generation sector.

Boardwalk Field Services Projects
Marcellus Gathering Pipeline
▪ Estimated cost of $90 million
▪ Delivery capacity of 275,000 Dth/day when fully
 constructed
▪ Project anchored with a 15-year fee-based
     agreement with Southwestern
▪ 26 miles of 12” high pressure gas pipeline
▪ Interconnects with Tennessee Gas Pipeline
▪ Milestone project for Field Services

Eagle Ford Rich Gas Line
 ▪ Received FERC approval on August 26th to transfer
 assets from Gulf South Pipeline to Boardwalk Field
 Services for partial conversion to a rich gas line
 ▪ 280 miles of gathering and transmission pipeline
        and two compressor stations
 ▪ Interconnects with 3 existing gas processing plants
 ▪ Expect to complete the transfer to Field Services in
 the fourth quarter of 2011